Exhibit 99

First Acceptance to Acquire Titan Non-Standard Automobile Insurance Agencies

NASHVILLE, TN, April 27, 2015 -- First Acceptance Corporation (NYSE: FAC), d/b/a Acceptance Insurance, a leader in the non-standard automobile insurance industry, announced today that it has entered into an agreement to acquire certain assets of Titan Insurance Services, Inc. and Titan Auto Insurance of New Mexico, Inc. (the “Titan Agencies”). These agencies sell private passenger non-standard automobile insurance principally in California, but also in Texas, Arizona, Florida, Nevada and New Mexico. The Titan Agencies are owned and operated by Nationwide. Through these Titan-branded stores, the Titan Agencies sell policies through both Nationwide and other unrelated insurance companies.

Under the terms of the transaction, First Acceptance will pay a total of $34.5 million in cash for the assets of 83 retail stores. The transaction is expected to close effective July 1, 2015, and is subject to customary closing conditions. The Company is currently in negotiations to partially finance the acquisition.

First Acceptance plans to rebrand the stores under its Acceptance Insurance name. These new Acceptance stores will initially continue to write policies for both Nationwide and other unrelated insurance companies. Going forward, First Acceptance plans to develop its own products in California, Arizona, Nevada and New Mexico, and introduce its current Texas and Florida products into these stores. First Acceptance is currently in process of obtaining an insurance company license in California and is already licensed in the three other states where it does not currently write business.

The Company’s President and Chief Executive Officer, Joe Borbely stated, “This is a pivotal opportunity for Acceptance that will help us further our goal of expanding our geographic reach. California is the nation’s largest market for private passenger non-standard automobile, and we look forward to launching our brand there as well as these other western states. The Titan Agencies are extremely well run, and Acceptance will be retaining all current Titan associates. We are excited to partner with such a terrific team”.

Wachtell, Lipton, Rosen & Katz is serving as legal counsel to First Acceptance.

About First Acceptance Corporation

First Acceptance Corporation is a provider of non-standard personal automobile insurance and other related products. Headquartered in Nashville, TN, First Acceptance Corporation markets its services through the Acceptance Insurance, Yale Insurance, and Insurance Plus brands. The Company operates over 350 retail locations in 13 states staffed with employee-agents. In addition to our retail locations, customers are also able to complete the entire sales process over the phone via our call center or through either our consumer-based website or mobile platform. For more information, visit acceptanceinsurance.com.

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed acquisition and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers and security holders are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. First Acceptance Corporation, or the Company, may not be able to complete the proposed acquisition on the terms described above or other acceptable terms or at all because of a number of factors. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2014 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SOURCE:  First Acceptance Corporation

INVESTOR RELATIONS CONTACT:

Michael J. Bodayle

615.844.2885

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